Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities and Exchange Commission

Date of Report (Date of earliest event reported): January 29, 2007

ICrystal, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-29417	62-1581902
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
6165 N.W. 86th Street, Johnston, Iowa 50131
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (651) 998-0612

1305 Krameria Street, Suite H-167, Denver, Colorado 80220
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Form 8-K
ICrystal, Inc.

Item 1.01.	Entry into a Material Definitive Agreement.
On January 29, 2007, we entered into a plan and agreement of reorganization with the shareholders of ALL Energy Company, a Delaware corporation, pursuant to which ALL Energy is to become our wholly-owned subsidiary. Pursuant to the reorganization agreement, we are to issue a total of 25,330,000 shares of our common stock to the ALL Energy shareholders. The closing under the reorganization agreement is to occur upon the satisfaction of certain conditions precedent, including the delivery of certain of our financial statements and certain financial statements of ALL Energy, which is expected to occur in the near future. Our management sees no impediment to the consummation of the reorganization agreement.

In determining the number of shares of our common stock to be issued under the reorganization agreement, our board of directors did not employ any standard valuation formula or any other standard measure of value.

Item 9.01.	Financial Statements and Exhibits.
(c)	Exhibits.
Exhibit No.	Description
2.1	Plan and Agreement of Reorganization between ICrystal, Inc. and the shareholders of ALL Energy Company, a Delaware corporation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunder duly authorized.

Dated: February 2, 2007.	ICRYSTAL, INC.

By:	/s/ DEAN SUKOWATEY
Dean Sukowatey, President